As filed with the Securities and Exchange Commission on July 16, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KOHLBERG CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	20-5951150
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

295 MADISON AVENUE, 6TH FLOOR, NEW YORK, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

2008 Non-Employee Director Plan
(Full title of the Plan)

Dayl W. Pearson
Kohlberg Capital Corporation
295 Madison Avenue, 6th Floor
New York, NY 10017
(name and address of agent for service)

(212) 455-8300
(Telephone number, including area code, of agent for service)

Copy to:
Craig E. Marcus, Esq.
Ropes & Gray LLP
One International Place
Boston, MA 02110
617-951-7000

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	75,000 shares	$8.40	$630,000	$25

(1)
The offering price for the 75,000 shares of $8.40 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low prices of Kohlberg Capital Corporation Common Stock, par value $0.01 per share, reported on the Nasdaq Global Market on July 11, 2008.

(2)	The maximum aggregate offering price for the Kohlberg Capital Corporation 2008 Non-Employee Director Plan consists of $630,000 payable in respect of 75,000 shares at an offering price of $8.40.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Kohlberg Capital Corporation (the “Registrant”) are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

(i) The Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission) on March 14, 2008.

(ii) The Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 9, 2008 and the Registrant’s Current Reports on Form 8-K filed with the Commission on March 17, 2008, April 29, 2008, May 8, 2008, June 16, 2008, June 19, 2008, June 27, 2008 and July 3, 2008.

(iii) The description of the Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on December 4, 2006, including any further amendment or report filed hereafter for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the Delaware General Corporation Law.

The Registrant’s certificate of incorporation provides that its directors shall not be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. In addition, the Registrant’s certificate of incorporation provides that it shall indemnify its directors to the full extent permitted by the laws of the State of Delaware.

The Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended. In addition, the Registrant has entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1 2008 Non-Employee Director Plan (incorporated herein by reference to Exhibit 99.I.4 of Kohlberg Capital Corporation’s Form N-2, as amended (File No. 333-151268)).

4.2 Form of Certificate of Incorporation of Kohlberg Capital Corporation (incorporated herein by reference to Exhibit a of Kohlberg Capital Corporation’s Registration Statement on Form N-2, as amended (File No. 333-136714)).

4.3 Form of Bylaws of Kohlberg Capital Corporation (incorporated herein by reference to Exhibit b of Kohlberg Capital Corporation's Registration Statement on Form N-2, as amended (File No. 333-141382)).

4.4 Specimen Certificate for shares of Common Stock, par value $0.01 per share, of Kohlberg Capital Corporation (incorporated by reference to Exhibit d.1 of Kohlberg Capital Corporation's Registration Statement on Form N-2, as amended (File No. 333-136714)).

5.1 Opinion of Ropes & Gray LLP (filed herewith).

23.1 Consent of Deloitte & Touche LLP (filed herewith).

23.2 Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of this registration statement).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of July, 2008

KOHLBERG CAPITAL CORPORATION

By:	/s/ Dayl W. Pearson

Name:	Dayl W. Pearson
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Dayl W. Pearson and Michael I. Wirth, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

* * * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dayl W. Pearson Dayl W. Pearson	President, Chief Executive Officer (Principal Executive Officer) and Director	July 16, 2008

/s/ Michael I. Wirth Michael I. Wirth	Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	July 16, 2008

/s/ Christopher Lacovara Christopher Lacovara	Director	July 16, 2008

/s/ Samuel P. Frieder Samuel P. Frieder	Director	July 16, 2008

/s/ Gary Cademartori Gary Cademartori	Director	July 16, 2008

/s/ C. Michael Jacobi	Director	July 16, 2008
C. Michael Jacobi

/s/ Albert Pastino	Director	July 16, 2008
Albert Pastino

/s/ C. Turney Stevens C. Turney Stevens	Director	July 16, 2008

EXHIBIT INDEX

4.1 2008 Non-Employee Director Plan (incorporated herein by reference to Exhibit 99.I.4 of Kohlberg Capital Corporation’s Form N-2, as amended (File No. 333-151268)).

4.2 Form of Certificate of Incorporation of Kohlberg Capital Corporation (incorporated herein by reference to Exhibit a of Kohlberg Capital Corporation’s Registration Statement on Form N-2, as amended (File No. 333-136714)).

4.3 Form of Bylaws of Kohlberg Capital Corporation (incorporated herein by reference to Exhibit b of Kohlberg Capital Corporation's Registration Statement on Form N-2, as amended (File No. 333-141382)).

4.4 Specimen Certificate for shares of Common Stock, par value $0.01 per share, of Kohlberg Capital Corporation (incorporated by reference to Exhibit d.1 of Kohlberg Capital Corporation's Registration Statement on Form N-2, as amended (File No. 333-136714)).

5.1 Opinion of Ropes & Gray LLP (filed herewith).

23.1 Consent of Deloitte & Touche LLP (filed herewith).

23.2 Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of this registration statement).